ICY SPLASH FOOD AND BEVERAGE, INC.

STATEMENT RE: COMPUTATON OF PER SHARE EARNINGS



YEARS ENDED DECEMBER 31,                                     1999           1998
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BASIC EARNINGS PER SHARE:

     Net income                                        $   41,745     $   24,665
                                                       ----------     ----------

     Weighted average shares outstanding                6,600,000      6,290,945

     Basic earnings per share                          $     0.01     $     0.00
                                                       ==========     ==========

DILUTED EARNINGS PER SHARE:

     Net income                                        $   41,745     $   24,665
                                                       ----------     ----------

     Weighted average and dilutive shares:
        Weighted average shares outstanding             6,600,000      6,290,945
        Dilutive shares                                   950,000        362,796
                                                       ----------     ----------
                                                        7,550,000      6,653,741
                                                       ----------     ----------

     Diluted earnings per share                        $     0.01     $     0.00
                                                       ==========     ==========